UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd, Suite #1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On April 13, 2017, Lilis Energy, Inc. (the “Company”) notified Marcum LLP (“Marcum”) of its dismissal as the Company’s independent registered public accounting firm, effective immediately. The dismissal of Marcum was approved by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”).

The audit reports of Marcum on the Company’s financial statements for each of the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for fiscal year ended December 31, 2015 contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through April 13, 2017, there were no disagreements (as such term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in its reports.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through April 13, 2017, there was no “reportable event” (as that term is defined in 304(a)(1)(v) of Regulation S-K), except as follows.

As described in more detail in Item 9A in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (the “Commission”) on April 14, 2016, management concluded that the Company did not design and maintain effective internal controls over financial reporting. Specifically, the Company determined that (1) while it has implemented written policies and procedures for accounting and financial reporting with respect to the requirements and application of GAAP and SEC disclosure requirements, due to limited resources, it has not conducted a formal assessment of whether its policies that have been implemented address the specific risks of misstatement and (2) it does not have a fully effective mechanism for monitoring the system of internal controls. This control deficiency did not result in any adjustments to the Company’s financial statements. As reported in Item 9A in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2016 filed with the Commission on March 3, 2017, management concluded that the Company’s internal control over financial reporting was effective and the control deficiency mentioned above had been fully remediated. The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the Commission and requested Marcum to furnish the Company with a letter addressed to the Commission stating whether Marcum agrees with the statements contained herein and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter dated April 14, 2017 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of Independent Registered Public Accounting Firm

On April 13, 2017, the Audit Committee engaged BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, effective immediately. The engagement of BDO has been approved by the Audit Committee and ratified by the Board of Directors.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through April 13, 2017, neither the Company nor anyone on its behalf consulted BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was either the subject of a “disagreement” as such term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as such term is defined in Item 304(a)(1)(v) of Regulation S-K (there being none).

Item 7.01	Regulation FD Disclosure.

On April 14, 2017, the Company issued a press release announcing the appointment of BDO USA, LLP as its new independent registered public accountant, replacing Marcum LLP. A copy of that press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from Marcum LLP dated April 14, 2017

99.1	Press Release of Lilis Energy, Inc. dated April 14, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Marcum LLP dated April 14, 2017

99.1	Press Release of Lilis Energy, Inc. dated April 14, 2017